UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2021 Long-Term Incentive Plan

Western Digital Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on November 15, 2023. At the Annual Meeting, as discussed below, the Company’s stockholders approved the amendment and restatement of the Western Digital Corporation 2021 Long-Term Incentive Plan (as amended and restated, the “Equity Plan”) to increase shares available for issuance under the Equity Plan by 2.35 million shares as described in the section entitled “Equity Plan Proposal” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 5, 2023 (the “Proxy Statement”), which section is incorporated herein by reference. The Equity Plan had been previously approved, subject to stockholder approval, by the Board of Directors of the Company on August 22, 2023.

The foregoing description and the description incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the Equity Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Results of the voting at the Annual Meeting are set forth below.

Proposal 1. Election of Directors. The stockholders elected the following nine directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Kimberly E. Alexy	240,239,311	2,840,778	468,589	40,782,332
Thomas Caulfield	233,118,567	9,923,351	506,760	40,782,332
Martin I. Cole	237,422,958	5,642,402	483,318	40,782,332
Tunç Doluca	237,858,753	5,190,197	499,728	40,782,332
David V. Goeckeler	239,637,056	3,568,150	343,472	40,782,332
Matthew E. Massengill	231,924,094	11,180,097	444,487	40,782,332
Reed B. Rayman	235,308,069	7,758,000	482,609	40,782,332
Stephanie A. Streeter	230,365,752	12,689,263	493,663	40,782,332
Miyuki Suzuki	234,349,605	8,697,806	501,267	40,782,332

Proposal 2. Advisory Vote on Named Executive Officer Compensation. The stockholders approved, on an advisory basis, the named executive officer compensation described in the Proxy Statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
225,501,573	17,444,703	602,402	40,782,332

Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, holding future advisory votes on named executive officer compensation every year. The voting results were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
236,886,411	141,127	5,997,913	523,227	40,782,332

Based on the results of the advisory vote, and in accordance with the previous recommendation of the Company’s Board of Directors, the Company will hold a nonbinding, advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of stockholder votes on executive compensation.

Proposal 4. Approval of the Equity Plan. As described in more detail in Item 5.02 above, the stockholders approved the Equity Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
227,650,488	15,594,850	303,340	40,782,332

Proposal 5. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2024. The voting results were as follows:

For	Against	Abstain
268,543,170	14,394,197	1,393,643

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Western Digital Corporation Amended and Restated 2021 Long-Term Incentive Plan, amended and restated as of August 22, 2023

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 17, 2023		Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary